Exhibit 99.1

Local Bounti Amends Credit Agreement to Provide Additional Flexibility and Provides Select Preliminary and Unaudited Fiscal 2022 Performance

Announces preliminary and unaudited fiscal 2022 sales of $19.5 million, adjusted gross margin* of 38%, net loss of $111.1 million, and adjusted EBITDA loss* of $29.8 million

Company to hold fiscal 2022 earnings conference call on March 29, 2023 at 8 am ET

HAMILTON, Mont., March 17, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced that it amended its existing credit facility with Cargill Financial Services, Inc. (“Cargill”). Additionally, the Company announced select preliminary financial results for the year ended December 31, 2022. The Company expects to file its 2022 Annual Report on Form 10-K on or about March 29, 2023.

Kathleen Valiasek, CFO of Local Bounti, commented, “The amendment we announced today provides us added flexibility to meet our near-term capital needs associated with the buildout of our facilities. This represents the first of several thoughtful steps we expect to take to ensure that we have access to capital to support our growth strategies and keep our current development on track while we scale up our enterprise, including through potential sale-leaseback transactions or similar strategies. We look forward to sharing additional perspectives on our full fiscal 2022 performance and our 2023 outlook during our upcoming call.”

Amended Credit Agreement

On March 13, 2023, the Company, along with certain subsidiaries of the Company, entered into a Fifth Amendment to Credit Agreements (the “Fifth Amendment”) with Cargill to further amend the Company’s existing credit facility agreements (the “Credit Agreements”). The Fifth Amendment (i) reduces the amount of cash required to be held in the debt service reserve account for the Credit Agreements by approximately $11.0 million until April 2, 2024, at which time the amount of cash required to be held in the debt service reserve account will be an amount equal to the sum of interest and principal payments that would be required under the Credit Agreements for two calendar quarters, (ii) allows for the payment in kind of the quarterly interest payment due and payable for the quarter ending March 31, 2023, (iii) allows for the payment in kind of the unused commitment fee payable for the quarter ending March 31, 2023; and (iv) reduces the minimum liquidity covenant in each of the Credit Agreements from $11.0 million to $1.0 million. The aggregate amount of outstanding loans and undrawn commitments under the Credit Agreements remains at $170.0 million (plus interest paid in kind).

Select Preliminary Full Year Fiscal 2022 Results

For the full year ended December 31, 2022, the Company generated sales of $19.5 million, adjusted gross margin of 38%, net loss of $111.1 million, and adjusted EBITDA loss of $29.8 million.

*See reconciliation of the non-GAAP measures at the end of this press release.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” expect,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the Company’s ability to access additional capital, entering into potential sale-leaseback transactions and the timing of filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to effectively integrate the acquired operations of Pete’s into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the recent acquisition of Pete’s or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the transaction; Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, as supplemented by subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to adjusted EBITDA, adjusted gross profit and adjusted gross margin percentage, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest expense, depreciation, amortization, and adjusted to exclude stock-based compensation expense, business combination fair value basis adjustment to inventory, business acquisition and strategic transaction due diligence and integration related costs, restructuring and business realignment costs, gain/loss from disposal of fixed assets and certain other non-core items. The Company defines and calculates adjusted gross profit as gross profit excluding depreciation, stock-based compensation, utilities commodity price spike and inclement weather related costs, business combination related integration costs, and business combination fair value basis adjustment to inventory. The Company defines and calculates adjusted gross margin percentage as adjusted gross profit as a percent of sales.

These non-GAAP financial measures are provided to enhance the user’s understanding of the Company’s prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the twelve months ended December 31, 2022.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com

LOCAL BOUNTI CORPORATION

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(in thousands)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Preliminary and Unaudited)

Year Ended December 31,
2022
Net loss	$(111,071)
Stock-based compensation expense	39,166
Interest expense, net	16,734
Depreciation and amortization	10,427
Utilities commodity price spike and inclement weather related costs	369
Business combination with Leo Holdings III Corp transaction costs	—
Business combination fair value basis adjustment to inventory	1,042
Business acquisition and strategic transaction due diligence and integration related costs	10,135
Restructuring and business realignment costs	1,052
Convertible notes fair value adjustment	—
Gain/loss from disposal of fixed assets	2,568
Other income and expense	(189)

Adjusted EBITDA	$(29,767)

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN PERCENTAGE

(Preliminary and Unaudited)

Year Ended December, 31
2022
Sales	$19,474
Cost of goods sold	17,259

Gross profit	2,215
Depreciation	2,957
Stock-based compensation	104
Utilities commodity price spike and inclement weather related costs	369
Business combination related integration costs	736
Business combination fair value basis adjustment to inventory	1,042

Adjusted gross profit	$7,423

Adjusted gross margin %	38%